Exhibit 10.7

LEGG MASON, INC.

1996 Equity Incentive Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

Legg Mason, Inc. (the “Company”) hereby grants to you an option to purchase shares of the Company’s Common Stock, $.10 par value (the “Shares”), at $         per share, pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan (the “Plan”).  This document constitutes your “Award Notification.”  By electronically accepting the award described in this agreement, you are acknowledging your acceptance of the award subject to the restrictions and upon the terms and conditions set forth in this agreement and the Plan.  The number of Shares that may be purchased under the option granted hereby shall be as set forth on the third party website pursuant to which this Award Notification is electronically delivered to you and in the books and records of the Company, which shall control, absent manifest error, in the event of a discrepancy.  The date of grant of the option provided hereby shall for all purposes be               , 20    .  This option is intended to be a non-qualified stock option for purposes of the Internal Revenue Code.

This option is subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference and made a part hereof.  In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement, including the following, are applicable to the option granted by this Agreement:

(1)                                  Issuance of the Shares

The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the Shares, under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable.  In the event that, at the time of issuance of the Shares to you pursuant to exercise of the option provided by this Agreement, there shall not be in effect a current registration statement under the Securities Act of 1933 (the “Act”) with respect to such issuance, you shall, prior to issuance of the Shares to you (a) represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (b) agree that none of the Shares issued to you pursuant to exercise of the option provided hereby may be sold, transferred or otherwise disposed of unless:  (i) a registration statement under the Act shall be effective at the time of disposition with respect to the Shares sold, transferred or otherwise disposed of; (ii) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise; or (iii) a “no-action” letter shall have been received from the staff of the Securities and Exchange Commission to the effect that such sale, transfer or other disposition may be made without registration.

(2)                                  Normal Vesting - Except as provided in Section (3) below, the option awarded hereby shall vest in 25% increments over a four year period such that you may exercise the option with respect to, and purchase, 25% of the Shares purchasable under your option on each of May 31, 20    , May 31, 20    , May 31, 20     and May 31, 20    .  If vesting occurs on a non-trading day, vested options may be first exercised on the next trading day.  To the extent not exercised, installments shall accumulate and be exercisable by you in whole or in part during the exercise period described in Section (4) below.

(3)                                  Accelerated Vesting

(a)                                  If your employment is terminated as a result of your death or “Permanent Disability,” all of your then unvested option rights shall become vested and exercisable on and after the date of the termination of your employment.  For purposes of this Agreement, you will be considered to have suffered a “Permanent Disability,” if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in your death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(b)                                 In the event that a “Change of Control” occurs and within 12 months of such “Change of Control” (i) your employment is terminated by your employer without “Cause” or (ii) your employment is terminated by you for “Good Reason,” then all of your unvested option rights shall become immediately vested and exercisable on and after the date of termination of your employment.

For purposes of this Agreement, “Change of Control” means any of the following events: (i) any person, including a “person” as such term is used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, acquires, directly or indirectly, beneficial ownership of securities representing 50.1% or more of the combined voting power of the outstanding equity securities of the Company; (ii) the closing of any merger, consolidation or other reorganization involving the Company with respect to which the stockholders of the Company immediately prior to such reorganization do not hold, directly or indirectly, more than 50% of the combined voting power of the outstanding equity securities of such successor entity immediately following such transaction; (iii) the closing of any transaction involving a sale of assets of the Company that have a total gross fair market value equal to or more than 90% of the total gross fair market value of all of the assets of the Company; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (v) within any 12-month period, individuals who, as of May 15, 20    , constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Company’s board of directors shall be considered as though such individual were a member of the Incumbent Board.

For purposes of this Agreement, “Good Reason” means (i) a material adverse change in your responsibilities from those in effect prior to the Change of Control and (ii) your principal place of employment is moved more than 50 miles from the location immediately prior to the Change of Control, (iii) your base salary is significantly reduced or (iv) your incentive compensation for a fiscal year is materially reduced from your incentive compensation for the prior fiscal year, and such reduction is not related to a reduction in your responsibilities or either individual or corporate performance.

(c)                                  If your employment is terminated before the date on which all of your option rights have vested and (i) such termination is due to the elimination of your position in connection with a reduction in workforce by your employer and (ii) such termination of employment is without “Cause”, then all of your unvested option rights shall become vested and exercisable on and after the date of termination of your employment.

For purposes of this Agreement, “Cause” means any one or more of the following types of behavior by you which the Company or your employer in its sole discretion finds to be sufficient reason to terminate your employment:  (i) any conduct (a) that constitutes Competitive Activity, (b) that breaches any obligation to, or your duty of loyalty to, the Company or your employer, or (c) that is materially injurious to the Company or your employer, monetarily or otherwise; (ii) material violation of, or an act taken by the failure to act which causes the Company or your employer to be in violation of any government statue or regulation, or of the constitution, by-laws, rules or regulations of any securities or commodities exchange or a self-regulatory organization, or of the policies of the Company or your employer; (iii) the entering of an order or decree or the taking of any similar action with respect to you which substantially impairs you from performing your duties or makes you ineligible from being associated with the Company or your employer pursuant to Section 9 of the Investment Company Act of 1940, as amended, or Section 203(f) of the Investment Advisors Act of 1940, as amended; (iv) malfeasance, disloyalty or dishonesty in any material respect; (v) any conviction for a felony: (vi) any failure to devote all professional time to assigned duties and to the business of the Company and your employer; (vii) failure to satisfactorily perform duties, as determined by the Company’s or your employer’s management in its sole discretion, or gross misconduct or gross negligence in the performance of duties; or (viii) failure to remain licensed to perform duties or other act, conduct or circumstance which renders you ineligible for employment with the Company or your employer.  For purposes of this Agreement, “Competitive Activity” means your engagement in any activity that competes with any of the business operations of the Company or its subsidiaries, as determined by the Committee, in its sole discretion, and shall include, without limitation, representing in any capacity, other than as an outside director, a company that competes with the Company and its subsidiaries.

(d)                                 In addition, the Compensation Committee (the “Committee”) of the Board of Directors of the Company or the Board of Directors of the Company may, in its sole discretion, accelerate the vesting of any part or all of the option rights under this Agreement.

(4)                                  Option Exercise Period

This option may not be exercised prior to vesting.  Upon the termination of your employment, any options that are not yet vested (after taking into account any accelerated vesting provided for in Section (3) of this Agreement) shall expire immediately.  To the extent not exercised, vested options shall expire on May 17, 20   , unless they expire sooner as provided below:

(a)                                  To the extent not previously exercised, vested options shall expire immediately upon the termination of your employment for cause.

(b)                                 To the extent not previously exercised, vested options shall expire on the first anniversary of the termination of your employment as a result of your death or Permanent Disability.

(c)                                  To the extent not previously exercised, vested options shall expire three months after the termination of your employment for any reason other than the termination of your employment for cause or the termination of your employment as a result of your death or Permanent Disability.  In the event of your death during the post-employment exercise period, the exercise period shall be extended to the first anniversary of the termination of your employment.

(5)                                  Transferability

During your lifetime, this option shall be exercisable only by you and shall not be transferable.  Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, this option contrary to the provisions of this Agreement and the Plan, shall be void and of no effect, shall give no right to the purported transferee, and shall result in forfeiture of the option involved in such attempt.

(6)                                  Exercise Notice

This option is exercisable solely by written notice to the Company or its designee.  Each such notice shall:

(a)                                  state the election to exercise the stock option and the number of shares in respect of which it is being exercised;

(b)                                 be delivered by you or, in the event of your death or permanent disability, by your personal representative; and

(c)                                  be accompanied by (i) cash, check, bank draft or money order in the amount of the option price payable to the order of the Company or (ii) certificates for shares of the Company’s Common Stock (together with duly executed stock powers) or other written authorization as may be required by the Company to transfer shares of such Common Stock to the Company, with an aggregate value equal to the option price of the Shares being acquired or (iii) a combination of the consideration described in clauses (i) and (ii).  You may transfer shares of Common Stock to pay the option price for shares being acquired pursuant to clause (ii) or (iii) above only if such transferred shares (x) were acquired by you in open market transactions or (y) have been owned by you for longer than six months.  Unless otherwise determined by the

Committee subsequent to the date of this Agreement, the value of any shares of the Company’s Common Stock delivered in full or partial payment of the option price shall be determined on the basis of the mean between the high and low prices per share on the New York Stock Exchange on the day of delivery of the shares (or the next preceding business day on which trading occurred if there was no trading on the day of delivery).

In addition to the exercise methods described above, you may exercise the option through a procedure whereby you deliver to the Company or its designee an irrevocable notice of exercise in exchange for the Company issuing the shares of the Company’s Common Stock subject to the option to a broker previously designated or approved by the Company (the “Broker”) versus payment of the option price by the Broker to the Company, subject to such rules and procedures as the Committee may determine.

For all purposes of the Plan, the date of exercise shall be the date on which notice and any required payment shall have been delivered to the Company or its designee.  You shall not have any of the rights of a stockholder with respect to any of the Shares subject to this option until the Shares have been issued to you upon the exercise of the option.

(7)                                  Delivery of Notices

Any notice to be given to the Company (including notice of exercise of all or part of a stock option) shall be in delivered or mailed to the Company’s Stock Option Plan Administrator or designee.  If mailed, it shall be addressed to the Stock Option Plan Administrator, at 100 International Drive, Baltimore, Maryland 21202, or at such other address as the Company may designate by notice to you.  Any notice given to you shall be addressed to you at your address as reflected on the personnel records of the Company, or at such other address as you may designate by notice to the Company.  Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, at the close of business on the day such notice is postmarked.

(8)                                  Modification of Agreement

This Agreement may be modified only by the Committee or by the Company’s Board of Directors.  No officer or employee of the Company or any of its subsidiaries is authorized to bind the Company to a modification of any of the terms of the Agreement.

LEGG MASON, INC.

By:
Thomas C. Merchant
Secretary